As filed with the Securities and Exchange Commission on July 10, 2009

Registration No. 333-129776

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

AFP Imaging Corporation
(Exact name of registrant as specified in its charter)

New York	13-2956272
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

250 Clearbrook Road, Elmsford, New York	10523-1315
(Address of Principal Executive Offices)	(Zip Code)

2004 Equity Incentive Plan
(Full title of the plan)

  Donald Rabinovitch, President
AFP Imaging Corporation
250 Clearbrook Road
Elmsford, New York  10523-1315
 (Name and address of agent for service)

(914) 592-6100
(Telephone number, including area code, of agent for service)

Copies of all communications, including communications
to agent for service, should also be sent to:

Jack Becker, Esq.
Snow Becker Krauss P.C.
605 Third Avenue - 25th Floor
New York, New York 10158-0125

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer (  )    Accelerated Filer (  )    Non-Accelerated Filer (  )    (Do not check if a smaller reporting company)   Smaller reporting company (X)

Explanatory Note/Deregistration of Unsold Securities

The original registration statement on Form S-8 (Registration No.  333-129776) (the “Registration Statement”) of AFP Imaging Corporation (the “Company”), pertaining to the registration of 600,000 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), to which this Post-Effective Amendment No. 1 relates, was filed with the Securities and Exchange Commission (“SEC”) on November 17, 2005.

The Company filed with the SEC a Form 15 on July 1, 2009 for the purpose of terminating the registration of the Common Stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.  In accordance with an undertaking made by the Company in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities which remain unsold at the termination of the offering, the Company hereby amends the Registration Statement to withdraw from registration the securities registered but unsold under the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Elmsford, State of New York, on July 10, 2009.

AFP Imaging Corporation

By:	/s/ Donald Rabinovitch
Donald Rabinovitch, President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Donald Rabinovitch	President and Director	July 10, 2009
Donald Rabinovitch

/s/ David Vozick	Chief Executive Officer and Director	July 10, 2009
David Vozick

/s/ Elise Nissen	Chief Financial Officer	July 10, 2009
Elise Nissen

/s/ R. Scott Jones	Chairman of the Board of Directors	July 10, 2009
R. Scott Jones

/s/ Gary Jaggard	Director	July 10, 2009
Gary Jaggard

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